UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2023

GlycoMimetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36177	06-1686563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9708 Medical Center Drive

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(240) 243-1201

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GLYC	The Nasdaq Stock Market

Indícate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 19, 2023, GlycoMimetics, Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). The stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2023.  Of the 64,245,224 shares outstanding as of the record date, 50,862,969 shares, or 79.17%, were present or represented by proxy at the Annual Meeting.  Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.

Proposal No. 1:  Election of three nominees to serve as directors until the 2026 annual meeting of stockholders and until their respective successors are elected and qualified. The votes were cast as follows:

Name	Votes For	Votes Withheld
Patricia Andrews	36,190,925	473,751
Mark Goldberg, M.D.	32,642,583	4,022,093
Timothy Pearson	36,279,306	385,370

Broker Non-Votes: 14,198,293.

All nominees were elected.

Proposal No. 2:  Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2023. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Ratification of appointment of Ernst & Young	50,337,103	474,059	51,807

Proposal No. 3:  To approve, on an advisory basis, the executive compensation of the Company’s named executive officers as disclosed in the proxy materials. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Approved, on an advisory basis, the executive compensation.	36,116,823	435,570	112,283

Broker Non-Votes: 14,198,293.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLYCOMIMETICS, INC.

	By:	/s/ Brian M. Hahn
Date: May 22, 2023		Brian M. Hahn Senior Vice President and Chief Financial Officer

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